Exhibit 99.1

CIBER, Inc.

5251 DTC Parkway, Suite 1400

Greenwood Village, CO  80111

www.ciber.com

For Immediate Release	Contacts:	Doug Eisenbrandt	Jenn Wing
		Investor Relations	Media Relations
		303-220-0100	303-220-0100
		deisenbrandt@ciber.com	jwing@ciber.com

CIBER’S JUNE 2004 QUARTER ACHIEVES RECORD REVENUE

Growth both Organic and Acquired; Earnings Up 32% Sequentially

GREENWOOD VILLAGE, Colo. – July 26, 2004 – CIBER, Inc. (NYSE: CBR) today reported record revenue of $208.3 million for the quarter ended June 30, 2004, topping June 1999’s previous record for quarterly revenue of $195.0 million and highest earnings since the September 1999 quarter.

Overview:

“It is great to celebrate our 30th anniversary with a record quarter for revenue and our best earnings in almost 5 years.  On all fronts, our employees and business model delivered the June quarter as forecasted and promised.  Not only did we exceed our highest previous revenue results, we also executed our highest profit quarter since late 1999.

“There is a marked increase in project discussions and of pilot projects rolling into larger follow-on phases.  To continue to be vital to our customers, we have configured our business model around five IT services strategies:  U.S. Commercial, U.S. Federal Government, U.S. State & Local Governments, multi-line ERP implementations and International operations, primarily in Europe, but also our global delivery operations in India.  We believe these strategies combine the core initiatives of our customers with faster growing sectors of activity.  The reported results demonstrate the affect of our five-pronged organic solutions push complementing our strategically focused acquired solutions growth,” said Mac Slingerlend, CIBER’s President and Chief Executive Officer.

“Particularly pleasing was the June quarter organic growth in revenue and headcount.  These came as a result of material wins in both our public and private sector practices.  Our European operations contributed as planned and our Technology Solution Practice had a very nice quarter of re-selling primarily IBM’s hardware products.  We continue to execute our plan and believe revenue will increase approximately 20 percent this year over 2003 and earnings per share over 50 percent from 2003,” Slingerlend added.

(MORE)

Acquisition:

“We were also very fortunate to add materially to our European business model with the acquisition of Ascent Technology Ltd. (“Ascent”) on May 24th.  The transition has been seamless and we are confident in a long, growing and profitable relationship with Peter Lloyd, Ascent’s founder, Gary Springall, Ascent’s Chief Operating Officer, and all of Ascent’s employees and customers,” concluded Slingerlend.

Record Revenue:

Revenue for the quarter ended June 30, 2004 was a record $208.3 million, an increase of 18 percent as compared to the June 2003 quarter of $177.1 million, and an increase of 16 percent from the March 2004 quarter revenue of $180.1 million.  The sequential revenue increase was approximately 4 percent organic growth (3 percent after adjusting for lower exchange rates of foreign currencies).

For the six months ended June 2004, revenue of $388.3 million also set a first-half record.  This year’s first-half 2004 revenue results topped 2003’s of $346.7 million by 12 percent, and our previous all-time high of $379.9 million in 1999.

Operating Income & Margins:

CIBER’s operating income for the June 2004 quarter was $13.9 million (6.7 percent of revenue), which represented an increase of 22 percent year-over-year and 43 percent sequentially.  Improving margins were driven primarily by cost containment and increasing price-value solutions to the public sector:

	3 Months Ended		6 Months Ended
June 30: (%)	2003	2004	2003	2004
Revenue	100.0	100.0	100.0	100.0
Gross Profit	29.4	27.7	28.7	27.6
Selling, General & Admin.	22.6	20.5	22.8	21.1
EBITA	6.8	7.2	5.9	6.5
Amortization	0.4	0.5	0.4	0.4
Operating Income	6.4	6.7	5.5	6.1

Net Income & EPS:

Net income for the June 2004 quarter of $7.9 million exceeded by 16 percent the June 2003 quarter’s net income of $6.8 million, and exceeded the March 2004 quarter’s net income of $6.0 million by 32 percent.

For the six months ended June 30, 2004, net income was $13.9 million, an increase of 22 percent of the first-half 2003 net income of $11.4 million.

GAAP Earnings Per Share (EPS) for the June 2004 quarter were $0.13, up 18 percent compared to $0.11 per share reported for the June 2003 quarter, and up 30 percent compared to $0.10 per share reported for the March 2004 quarter.

Six months 2004 GAAP EPS results of $0.23 per share represented an increase of 28 percent compared to the first-half of 2003 of $0.18 per share.

Cash EPS (net income plus tax adjusted amortization expense of intangible assets), a valuable measurement of operating results, was $0.14 for the quarter ended June 30, 2004, an increase of 27 percent from $0.11 for the June 2003 quarter and 40 percent from $0.10 for the March 2004 quarter.  Similarly, Cash EPS was $0.24 for the first six months of 2004, an increase of 26 percent from $0.19 for the first half of 2003.

Free Cash Flow and Free Cash Flow Per Share:

Free cash flow (defined as net income plus depreciation plus amortization less capital expenditures, eliminating timing-only differences of other operating categories) can be an even better measure than Cash EPS of a company’s effectiveness.  CIBER’s free cash flow was $9.7 million for the June 2004 quarter and $16.9 million of the first-half of 2004.

Free cash flow per share was $0.16 for the June 2004 quarter and $0.28 for the first-half of 2004, compared to $0.14 for the June 2003 quarter and $0.24 for the first-half of 2003.

Second Quarter Accomplishments:

Major accomplishments for the June 2004 quarter included:

•                  A multi-year, nearly $10 million state government win that includes a PeopleSoft implementation, hosting center work and more.

•                  A material offshore development project with a Boston-area financial company.

•                  Approximately 25 percent of our major solution-oriented wins in the second quarter had global delivery participation with our Indian joint venture.

•                  A meaningful new domestic call center contract with a Federal government agency.

•                  New business with Djurs Sommerland, Denmark, a new client on a second CRM project at football (soccer) stadiums for customer ordering convenience.

•                  A $1 million plus financial services win for our Oracle Practice.

•                  A new project with the Illinois’ Child Welfare System.

•                  Secured Sarbanes-Oxley compliance contracts with two Fortune 10 companies.

•                  Three July wins in our new U.K. (Ascent) operations in the SAP marketplace.

Domestic Bookings:

“Overall, the June quarter was very healthy for U.S. bookings (approximately $250 million) and a continuing strong U.S. pipeline (now over $1.5 billion).  The growth we are experiencing in the U.S. ‘commercial’ market is refreshing and we hope to add further to this in second half of 2004.  Our strong client relationships, global delivery, recent strategic sales training, excellence in execution and vertical depth and expertise are all resonating better and better and provide competitive advantages as our economy improves,” said Ed Longo, CIBER’s Chief Operating Officer.

Geography:

CIBER’s international revenue continues to grow faster than its overall growth.  With Ascent being in only a portion of the June 2004 quarter, the international revenue mix will increase further in 2004.

	Quarter Ended		Six Months Ended
Revenues by Geography	June 2003	June 2004	June 2003	June 2004
North America	88%	87%	90%	87%

International	12%	13%	10%	13%

Balance Sheet & DSOs:

CIBER had $12.9 million in cash and short-term investments at June 30, 2004 and no borrowings on its Wells Fargo credit facility.  Account receivables were $181.4 million, representing 73 days of sales outstanding (DSO’s), excluding certain hardware reselling and services pass through receivables (totaling $11.7 million) for which only the gross profit on their sales are booked as revenue.

Share Repurchases:

CIBER repurchased approximately 400,000 of its shares outstanding into treasury in the June quarter and had approximately 550,000 shares authorized to repurchase under its current Board Resolution at quarter’s end.  Additional purchases since the first of July have totaled approximately 175,000 shares.

Shelf Registration:

“We do not plan to sell equity at current sold-off levels in the face of our better operating performances.  However, inconsistent and delayed filing approvals seen recently encouraged us to be prepared should market conditions improve.  Therefore, in June we also proactively filed an S-3 (Shelf Registration) Statement with the SEC to enable us to sell equity in the future without being delayed awaiting subsequent governmental approval.  The SEC did approve in May 2004 the potential issuance of our shares pursuant to the December 2003 debt offering,” said Slingerlend.

Outlook:

“Business conditions have been improving and we believe our second-half of 2004 will outperform our first-half.  We are confident that organic growth will continue for the balance of 2004 based on recent wins and our substantial pipeline of opportunities.

“Even though we easily met guidance for this quarter, we are prospectively adopting more of a base-line approach to guidance.  Based on current quarter results, and assuming no disruption to operations as we see them today, we believe revenue for the quarter ending September 2004 will be $215-220 million and that GAAP EPS will be in the range of $0.12-0.13 per share.  Updating and tightening full-year guidance, we currently believe we will generate record revenue of $820-830 million with GAAP EPS of $0.48 to $0.52 per share,” added Dave Durham, CIBER’s Chief Financial Officer.

About CIBER, Inc.

CIBER, Inc. (NYSE: CBR) is a pure-play international system integration consultancy with superior value-priced services for both private and government sector clients. CIBER’s global delivery services are offered on a project or strategic staffing basis, in both custom and enterprise resource planning (ERP) package environments, and across all technology platforms, operating systems and infrastructures. Founded in 1974, the company’s consultants now serve client businesses from over 60 CIBER and 11 CIBER Europe offices.  With offices in 10 countries, annualized revenue run rate of approximately $850 million and 7,500 employees, CIBER’s IT specialists continuously build and upgrade our clients’ systems to “competitive advantage status.”  CIBER is included in the Russell 2000 Index and the S&P Small Cap 600 Index.  CIBER, ALWAYS ABLE.

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the Securities and Exchange Commission.  CIBER undertakes neither intention nor obligation to publicly update or revise any forward-looking statements.  CIBER and the CIBER logo are trademarks or registered trademarks of CIBER, Inc.  Copyright© 2004.  All rights reserved.

CIBER, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2003	2004	2003	2004
Consulting services	$168,950	$199,933	$333,814	$373,222
Other revenues	8,193	8,345	12,884	15,111
Total revenues	177,143	208,278	346,698	388,333

Cost of consulting services	119,472	144,356	237,803	269,971
Cost of other revenues	5,558	6,176	9,191	11,193
Selling, general and administrative expenses	39,938	42,808	79,161	81,907
Amortization of intangible assets	784	1,007	1,313	1,616
Operating income	11,391	13,931	19,230	23,646
Other income (expense), net	(126)	(933)	(519)	(869)
Income before income taxes	11,265	12,998	18,711	22,777
Income tax expense	4,419	5,068	7,297	8,882
Net income	$6,846	$7,930	$11,414	$13,895

Earnings per share – diluted	$0.11	$0.13	$0.18	$0.23

Weighted average shares – diluted	64,307	61,467	64,524	61,044

For the three months ended June 30, 2003 and 2004, respectively, earnings per share – basic was $0.11 and $0.13 and weighted average shares – basic were 63,851 and 60,279.

For the six months ended June 30, 2003 and 2004, respectively, earnings per share – basic was $0.18 and $0.23 and weighted average shares – basic were 64,026 and 59,760.

CIBER, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

In thousands	December 31, 2003	June 30, 2004

Assets
Current assets:
Cash and cash equivalents	$132,537	$12,879
Accounts receivable, net	140,037	181,447
Prepaid expenses and other current assets	10,521	14,160
Income taxes refundable	4,616	3,253
Deferred income taxes	4,931	5,857
Total current assets	292,642	217,596

Property and equipment, net	15,377	22,942
Intangible assets, net	258,223	383,021
Other assets	7,081	6,289
Total assets	$573,323	$629,848

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$17,236	$20,985
Accrued compensation and related liabilities	37,954	44,084
Other accrued expenses and liabilities	24,399	40,736
Income taxes payable	501	2,857
Total current liabilities	80,090	108,662

Long-term debentures	175,000	175,000
Other long-term liabilities	13,601	14,104
Total liabilities	268,691	297,766

Shareholders’ equity	304,632	332,082
Total liabilities and shareholders’ equity	$573,323	$629,848

CIBER, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
In thousands	2003	2004
Operating activities:
Net income	$11,414	$13,895
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,595	4,544
Amortization of intangible assets	1,313	1,615
Deferred income taxes	3,100	4,414
Provision for doubtful receivables	1,227	124
Provision for office lease and closure costs	940	—
Other, net	(582)	1,662
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(15,107)	(11,737)
Other current and long-term assets	892	712
Accounts payable	4,935	(758)
Accrued compensation and related liabilities	(2,825)	(4,605)
Deferred revenue	1,712	10,168
Other accrued expenses and liabilities	(6,673)	(17,893)
Income taxes payable/refundable	4,753	4,473
Net cash provided by operating activities	9,694	6,614

Investing activities:
Acquisitions, net of cash acquired	(18,089)	(73,547)
Proceeds from the sale of DigiTerra Broadband, net of expenses	2,059	—
Purchases of property and equipment, net	(2,076)	(3,149)
Purchases of investments	(108)	—
Sales of investments	241	—
Net cash used in investing activities	(17,973)	(76,696)

Financing activities:
Employee stock purchases and options exercised	2,507	4,947
Purchases of treasury stock	(3,120)	(5,958)
Cash settlement of put option	(5,832)	—
Repayment of debt of acquired company	—	(52,628)
Borrowings on long term bank line of credit	225,938	51,916
Payments on long term bank line of credit	(205,552)	(51,916)
Line of credit origination fees paid	(250)	—
Borrowings on term note	—	6,000
Payments on term note	—	(600)
Net cash provided by (used in) financing activities	13,691	(48,239)
Effect of foreign exchange rate changes on cash	1,063	(1,337)
Net increase (decrease) in cash and cash equivalents	6,475	(119,658)
Cash and cash equivalents, beginning of period	14,899	132,537
Cash and cash equivalents, end of period	$21,374	$12,879

CIBER, Inc.
Operating Results Analysis
For the Quarter and Six Months Ended June 30, 2004

	Three Months Ended				Six Months Ended
	March 31, 2004		June 30, 2004		June 30, 2003		June 30, 2004
$ In thousands By Segment	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenue
Custom	$135,771	75.4	160,629	77.1	$264,082	76.2	$296,401	76.3
Package	21,293	11.8	22,442	10.8	47,962	13.8	43,734	11.3
Europe	23,925	13.3	25,901	12.4	35,703	10.3	49,822	12.8
Corporate Elims.	(934)	(0.5)	(694)	(0.3)	(1,049)	(0.3)	(1,624)	(0.4)
Company Total	$180,055	100.0	208,278	100.0	$346,698	100.0	$388,333	100.0

Operating Income
Custom	$11,977	6.7	$15,883	7.6	$25,191	7.3	$27,861	7.2
Package	1,010	0.6	2,011	1.0	4,828	1.4	3,021	0.8
Europe	1,513	0.8	2,215	1.1	403	0.1	3,729	1.0
Corporate	(4,176)	(2.4)	(5,171)	(2.5)	(9,879)	(2.9)	(9,349)	(2.5)
EBITA	$10,324	5.7	$14,938	7.2	$20,543	5.9	$25,262	6.5
Amortization Expense	609	0.3	1,007	0.5	1,313	0.4	1,616	0.4
Operating Income	$9,715	5.4	$13,931	6.7	$19,230	5.5	$23,646	6.1

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